Exhibit 10.20

                              EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is entered into and is effective as of December 1, 2003 (the "Commencement Date") by and between NATIONAL BANK OF THE REDWOODS, a National Banking Association (the "Bank"), and STEPHEN A. FLEMING (the "Executive").

                                    RECITALS

     A. The Bank has agreed to hire the Executive to be its President and Chief Executive Officer and the Executive has agreed to accept employment with the Bank in such capacity on and subject to the terms of this Agreement.

     B. It is the intent of both parties that this Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, previous negotiations, and any memoranda of understanding with respect to the subject matter hereof, including the Bank's offer letter dated October 29, 2003.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties agree as follows:

                                    AGREEMENT

     1. Employment. The Bank hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby agrees to accept employment with the Bank in such capacity, on the terms and conditions set forth below.

     2. Services and Duties of Executive.

          (a) The Executive shall well and faithfully perform and discharge the duties of President and Chief Executive Officer under the direction of the Board of Directors of Bank (the "NBR Board") including such other duties as may be assigned to him in that capacity from time to time by the NBR Board.

          (b) In his capacity as President and Chief Executive Officer of the Bank, the Executive acknowledges that his customary duties include, without limitation, (i) participating in community affairs which are beneficial to the Bank, (ii) maintaining good relationships with regulatory authorities, (iii) providing leadership in planning and implementing the long term interests of the Bank, and (iv) supervision and control over, and responsibility for, the general management and operation of the Bank.

          (c) During his employment hereunder, the Executive shall devote his entire business time, attention and energies to the business of the Bank. For the avoidance of doubt, the



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Executive shall have no management responsibility for Redwood Merchant Services, a division of the Bank.

          (d) The Executive's services shall be performed primarily in Santa Rosa, California. The parties acknowledge, however, that the Executive may be required to travel in connection with the performance of his duties hereunder.

          (e) The Executive shall conduct himself at all times with due regard to public conventions and morals and shall abide by and reflect in his personal actions all of the Bank's Code of Ethics (receipt of a copy of which the Executive hereby acknowledges) as adopted by the Bank from time to time. The Executive further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt or ridicule, or that will reasonably tend to shock or offend any community in which the Bank or any of its affiliates engages in business, or to reflect poorly on the Bank or the banking industry in general.

     3. Other Interests. Notwithstanding the foregoing, however, and subject to the Bank's Code of Ethics, the Executive may pursue other appropriate civic, charitable or religious activities so long as such activities do not interfere with the Executive's performance of his duties hereunder. In addition, subject to the Bank's Code of Ethics, the Executive shall be permitted to make investments in other business ventures provided such investments are not in businesses that compete with the Bank and which are fully disclosed to the NBR Board (other than investments representing less than 5 per cent of the securities of companies that are regularly traded on a national securities exchange (as that term is used in the Securities Exchange Act of 1934, as amended (the "Exchange Act")). The Executive shall also be permitted to serve on the board of directors (but not as an officer) of any non-profit entities subject to full disclosure to the NBR Board. The Executive may not serve on the board of directors (or as an officer) of any for-profit entity without the express prior approval of the NBR Board.

     4. Board Appointments. For so long as the Executive is employed by the Bank under this Agreement, and subject to compliance with applicable federal banking laws, the Executive shall serve on the NBR Board. In addition, and for so long and subject as aforesaid, and subject to being duly elected (and re-elected, if applicable) and not removed in accordance with applicable laws, the Executive shall also serve on the board of directors of Redwood Empire Bancorp ("REB"), the holding company of the Bank. Whilst a member of each such board of directors, and subject to being duly elected (and re-elected if appropriate), the Executive shall serve as a member of all committees of each such board other than the Audit Committee, the Compensation Committee and the Stock Option Committee. The Executive shall fulfill all such duties as a member of such boards and committees thereof without any additional compensation. Upon termination of this Agreement for whatever reason, the Executive agrees to immediately resign from each such board and from all corporate offices of the Bank or any of its affiliates held by him at that time.

     5. Compensation and Benefits. The Executive's compensation for all services rendered to or for Company in any capacity during the term of this Agreement, subject to deductions for withholding and applicable employment taxes, shall be as follows:

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     (a) Base Salary.  The Executive  will receive a base salary of  $225,000.00 per year, payable in accordance with Company's regular payroll schedule. The Executive's performance and salary will be reviewed annually. Any increase in base salary will be effective as of the January 1 immediately following such review, provided that the first such increase shall be effective as of January 1, 2005.

     (b) Performance Bonus. With respect to the fiscal year commencing January 1, 2004, the Executive acknowledges that the incentive program that would be applicable to the Executive has yet to be finalized and adopted. However, it is agreed that the maximum cash bonus to which the Executive will be entitled under such program, once adopted, will be not less than $125,000.00 with the actual amount earned to be paid not later than January 31, 2005. Cash bonuses for fiscal years following December 31, 2004 will be based on the programs subsequently adopted by the Bank and will be payable not later than the January 31 following the end of each such fiscal year. Without prejudice to the terms of any severance pay to which the Executive may be entitled hereunder, (i) the Executive must have been continuously employed for the whole of the fiscal year to which any such bonuses relate, and (ii) the bonus for any fiscal year will not be prorated if the Executive's employment terminates for any reason whatsoever at any time prior to the end of such fiscal year.

     (c) Automobile Allowance. The Executive will receive a monthly automobile allowance of $900 payable at the same time as the Executive receives his base salary. Such allowance shall be paid in addition to reimbursement of any business mileage in accordance with the Bank's prices and procedures.

     (d) Benefits. The Executive shall be entitled to participate to the maximum possible extent in all employee benefit plans or programs of the Bank, to the extent that his position, tenure, salary, age, health, and other qualifications make him eligible so to participate, subject to the rules and regulations applicable thereto. The Executive acknowledges receipt of information customarily made available to the employees of the Bank as to such benefits and programs.

     (e) Vacation. The Executive shall be entitled to vacation leave at full salary, at the discretion of the Executive as time allows, so long as it is reasonable and does not jeopardize his responsibilities, of twenty (20) days per year; provided that at least once each year the Executive shall take part of such vacation leave comprising a period of at least ten (10) consecutive business days. The length of vacation at any one time should not exceed ten (10) consecutive business days without the approval of the NBR Board. Vacation accrual and other policies and procedures applicable to vacations as set forth in the Bank's Employee Handbook shall apply to the Executive.

     (f) Relocation and Temporary Housing Expenses. The Bank will pay to the Executive by way of additional compensation, an amount equal to the aggregate of all reasonable costs and expenses (including, but not limited to, real estate commissions, moving expenses and temporary storage) incurred by the Executive in relocating to Santa Rosa, California from his

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

current residence in Orinda, California plus an amount equal to 45 per cent of the aggregate of those such costs and expenses the reimbursement of which constitutes taxable income to the Executive. Such payments shall be made on a monthly basis subject to production of appropriate vouchers and receipts in accordance with the Bank's policies and procedures. In addition, the Bank will pay to the Executive a temporary housing allowance of [$1,800] per month for the first seven (7) months of his employment, such payments to be included as part of his regular payroll check.

     (g) Stock Options. Subject as hereinafter provided, the Executive shall be eligible to receive grants of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) with respect to shares of common stock of REB under the terms of the 2001 REB Employee Stock Option Plan (the "Stock Option Plan") as follows:

          (i) As of the Commencement Date, the Executive shall be granted options with respect to 50,000 such shares;

          (ii) If the Executive is still employed by the Bank as of December 1, 2004, and provided that neither the Bank nor the Executive has given notice to terminate this Agreement prior to that date, the Executive shall be granted options with respect to an additional 50,000 such shares; and

          (iii) Subject to development and adoption by the NBR Board of a five year business plan for the Bank, the Executive will be eligible to receive a grant of options of an additional 100,000 such shares, the terms and conditions of which grant will be reflected in such business plan.

          With respect to each such grant:

               (1) not less than 25 per cent of the options included in each grant will vest on each anniversary of the date of grant to the intent that each grant will be fully vested as of the fourth anniversary of each such grant;

               (2) all such options will be issued with an exercise price equal to the market value of the underlying shares on the effective date of grant and otherwise will be subject to the terms and conditions of the Stock Option Plan, a copy of which has been provided to the Executive;

               (3) the grant of the options referred to in sub-sections (ii) and
(iii) above are subject to the formal approval of amendments to the Stock Option Plan necessary to permit such options to be granted and the Bank shall have no liability to the Executive if such amendments are not approved;

     (h) Supplementary Retirement Plan. In addition to the Executive's right to participate in the Bank's 401(k) plan, the Bank shall provide for the Executive a non-qualified


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1034363.1
Redwood Empire Bancorp/Guarantee Agreement supplemental retirement plan which provides for an annual payment to the Executive of $155,000 commencing once the Executive attains the age of 65 and continuing for a period of up to fifteen (15) years. Benefits under this plan will vest as follows:

               (i)    At age 48, 10 percent of the benefits will be vested;
               (ii)   At age 50, 25 percent of the benefits will be vested;
               (iii)  At age 52, 35 percent of the benefits will be vested;
               (iv)   At age 55, 50 percent of the benefits will be vested;
               (v)    At age 57, 60 percent of the benefits will be vested;
               (vi)   At age 60, 75 percent of the benefits will be vested;
               (vii)  At age 62, 85 percent of the benefits will be vested; and,
               (viii) At age 65, 100 percent of the benefits will be vested.

     With respect to such plan:

                    (1) benefits (including benefits payable on death) will be subject to the termsand conditions of the plan, details of which have been provided to the Executive;

                    (2) each such vesting is conditional upon the Executive still being employed by the Bank as of each such vesting date;

                    (3) upon a Change of Control (as hereinafter defined), and, if greater than the vesting specified above, 10 per cent of the benefits shall vest automatically for every completed year of employment commencing as of the Commencement Date and the remainder shall vest according to the vesting schedule specified above, provided that in such event, the Executive shall be entitled to elect to receive a lump sum payment equal to the present value (using, as the discount rate, the then prevailing yield on ten (10) year U.S. Treasury Notes) of $155,000 over each of the fifteen years after age 65 times the applicable vested percentage as of such Change of Control in lieu of any further obligation of the Bank with respect to this Supplementary Retirement Plan. To be valid, such election shall be made in writing by the Executive and delivered to the Bank within thirty (30) days of the date of the Change of Control and if so made, such lump sum shall be paid by the Bank within thirty (30) days of receipt of such election; and

                    (4) except as otherwise provided vesting of the benefits shall not be accelerated without the prior written consent of the NBR Board.

          (i) Expenses. The Executive shall be entitled to be reimbursed for all reasonable business expenses incurred by him in the performance of his duties hereunder subject to presentment of appropriate vouchers and receipts in accordance with the Bank's policies and procedures.

          (j) Club Membership. The Bank will permit the Executive unrestricted use of the Bank's membership of the Santa Rosa Country Club at no expense to the Executive.

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

          (k) D&O Insurance. The Bank will ensure that the Executive is covered by REB's and the Bank's Directors & Officers Insurance policy, subject to the terms and conditions thereof.

     6. Term and Termination.

          (a) Term. The term of the Executive's employment shall commence on the Commencement Date and shall continue for a period of two (2) years, expiring on November 30, 2005 (the "Renewal Date"). If the employment of the Executive has not terminated prior to the Renewal Date, the employment of the Executive hereunder shall hereafter continue on a year to year basis. The Bank confirms that if it intends to terminate the Executive's employment hereunder otherwise than for Cause (as hereinafter defined) it will give to the Executive not less than three month's notice. Notwithstanding the foregoing, and in compliance with the National Bank Act, the Executive understands that his employment with the Bank may be terminated by the Bank at any time, with or without notice and with or without Cause (as hereinafter defined).

          (b) Termination by the Executive. The Executive has the right to terminate his employment with the Bank at any time and for any reason. The Executive will, however, provide the Bank with a minimum of three month's notice and will work with the Bank in locating and interviewing a replacement.
Executive will not be entitled to any severance pay if he terminates his employment with the Bank, unless, following a Change of Control (as hereinafter defined), he terminates for Good Reason (as defined and as provided in sub-section (f) below).

          (c) Termination Upon Death or Permanent Disability. Except as required by law, the employment of the Executive and all benefits and any other rights of the Executive shall be terminated by the death or permanent disability of the Executive. For the purposes of this Agreement, permanent disability is defined as the Executive being incapable of performing his duties to the Bank by reason of any medically determined physical or mental impairment that can reasonably be expected to last for a period of more than three consecutive months; provided that the Bank shall not be entitled to terminate the Executive's employment by reason of such disability unless the Executive shall first have been absent from work by reason of the same (or a related) condition for a period of at least three months or an aggregate of more than ninety (90) days in an period of 365 consecutive days. The employment of the Executive shall terminate upon the expiration of not less than thirty (30) days written notice from the Bank to the Executive unless, prior to the expiration of such period, the Executive shall have recommenced his duties hereunder on a full time basis and has produced to the Bank a doctor's release confirming his fitness to fulfill such duties for the foreseeable future. For the purposes of this Agreement, termination by reason of death or permanent disability pursuant to this sub-section (c) shall be deemed to be for Cause.

          (d) Termination by the Bank for Cause. The Bank shall have the right to terminate the employment of the Executive at any time for Cause (as hereinafter defined). For the purposes of this Agreement, the Bank will have "Cause" to terminate Executive's employment as the result of:

               (i) willful material fraud or material dishonesty in connection with Executive's performance hereunder;

               (ii) failure by Executive to substantially perform the material duties of his job as Chief Executive Officer, including material failure to substantially achieve performance goals set by the NBR Board in consultation with the Executive prior to any Change of Control (as hereinafter defined);

               (iii) material breach by the Executive of any of the terms of the Agreement or of any of the policies of the Bank that the Executive is required to observe and perform;

               (iv) misappropriation of a material business opportunity of the Bank;

               (v) misappropriation of any of the Bank's funds or property;

               (vi) conviction of, or the entering of a plea of guilty, or no contest, with respect to a felony or the equivalent thereof; or

               (vii) failure by the Executive to observe and perform any of his material duties and responsibilities as a director of REB and of the Bank.

               If the Board, in its absolute discretion, determines that the matter or matters which, in the opinion of the Board, form the basis of such Cause, are capable of being remedied without any lasting damage to the mutual trust and confidence necessary to sustain the relationship between the Bank and the Executive, the Board shall first give the Executive written notice of such matters and or matters and shall allow the Executive a reasonable opportunity (being not less than thirty (30) days from such notice) within which to remedy the same.

          (e) Termination by the Bank Without Cause. If the Executive is terminated by the Bank without Cause (and except as otherwise set forth in this Agreement), the Executive shall be entitled to receive severance pay in the form of continuation of base salary (i) for twenty four (24) months if the Executive is so terminated within twelve (12) months of the Commencement Date and (ii) for twelve (12) months if the Executive is so terminated more than twelve (12) months after the Commencement Date plus, if applicable, an additional payment calculated and paid in accordance with sub-section (k) below. The severance pay will be paid in conjunction with the Bank's regular pay days, subject to deductions for withholding and applicable employment taxes. Except as provided in sub-sections (h) and (k) below, the Executive will not receive any bonuses, car allowance, health or other benefits upon termination or during this severance period and no further vesting with respect to either stock options or the supplementary retirement plan (or any other benefits) shall accrue.

          (f) Termination Following a Change of Control. If, within two years after a Change of Control, (as hereinafter defined) the employment of the Executive is terminated

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

without Cause, or if the Executive terminates his employment for Good Reason (as hereinafter defined) in accordance with this sub-section (f), then the Executive shall be entitled to a severance payment equal to two times his base annual salary prevailing as of the date of such termination, plus, if applicable, an additional payment calculated and paid in accordance with sub-section (k) below, subject to deductions for withholding and applicable employment taxes. For the purposes of this sub-section (f):

          (i) "Change of Control" means:

               (1) the Bank is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which more than 51% of the outstanding stock of REB changes hands to an unrelated entity; or

               (2) a sale of substantially all of the assets of the Bank.

               Notwithstanding  the  foregoing  provisions  of this  sub-section
(f)(i), a Change of Control will not be deemed to have occurred either (A) solely because of the acquisition of securities of (or any reporting requirement under the Exchange Act relating thereto) by an the Executive benefit plan maintained by REB or any of its affiliates for its the Executives or (B) if any shareholder of REB holding more than 25 per cent of the combined voting power of REB's outstanding securities as of the Commencement Date increases its holding to more than 51 per cent of such combined voting power.

          (ii) Termination by the Executive for "Good Reason" following a Change of Control means any of the following:

               (1)  a   material   permanent   reduction   in  the   Executive's
compensation or benefits hereunder;

               (2) a material permanent reduction in the Executive's title or responsibilities; or

               (3) a relocation of the Executive's principal office so that the Executive's one-way commute distance is increased to more than forty (40) miles from Santa Rosa, California.

               The Executive may only terminate his employment with the Bank for Good Reason by first giving the Bank thirty (30) days' notice of the matter or matters which, in the Executive's opinion, form the basis for such Good Reason and a statement of his intent to terminate his employment on such basis. If the basis for such Good Reason is remedied within the thirty (30) day period following receipt of such notice, Executive shall either rescind his notice of intent to terminate and continue his employment, or terminate his employment under Section 6(b) hereof in which case the Executive shall not be entitled to any severance pay hereunder. If such basis for Good Reason continues to the end of the thirty (30) day period following receipt of such notice, the Executive's employment shall end on the last day of the 30-day period following receipt of such notice.


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

          (g) Release of All Claims. As a condition for receiving any severance pay hereunder, the Executive hereby agrees to execute a full and complete release of any and all claims against the Bank, REB and their respective officers, agents, directors, attorneys, insurers, employees and successors in interest arising from or in any way related to the Executive's employment with the Bank or the termination thereof.

          (h) Benefits. Upon termination of the Executive's employment for whatever reason all benefits otherwise enjoyed by the Executive shall automatically cease. Notwithstanding the foregoing, the Executive shall be entitled to receive:

               (i) payment of all unreimbursed reimbursable expenses incurred prior to the date of termination;

               (ii) as and when due, any unpaid regular and/or incentive compensation earned prior to the date of termination;

               (iii) payment for any accrued but untaken vacation; and

               (iv) such health or other insured benefits that may be made available following termination but only to the extent allowed by the Bank's policies and procedures, provided that if the Executive is entitled to receive a severance payment hereunder, the Bank will bear the cost to the Executive of maintaining his health benefits under COBRA for the period covered by such severance payment or if shorter, until such time as the Executive is in gainful employment the terms of which include health benefits.

          (i) Stock Options. All vesting of stock options granted to the Executive shall cease as of the date of termination of the Executive's employment hereunder irrespective of the reason for such termination and the Executive shall only be entitled to exercise these options that were vested prior to the date of termination. Following termination, the vested options may only be exercised in accordance with the terms of the Stock Option Plan. The Executive shall have no right to make any claim against the Bank (or REB) under any theory of liability whatsoever with respect to stock options that do not vest by reason of such termination.

          (j) Return of Company Property. Upon termination of his employment for any reason, the Executive shall immediately return to the Bank all documents, telephones, pagers, keys, credit cards, other property and records of the Bank, and all copies thereof, within the Executive's possession, custody or control.

          (k) Bonus Compensation. If the Executive is entitled to receive a severance payment pursuant to sub-sections (e) or (f) above, and provided the termination is effective (i) more than [13 months] of the Commencement Date and, if so, (ii) more than [90 days] after the commencement of the Bank's current fiscal year, then the Executive shall also be entitled to an additional sum equal to one-twelfth of total gross amount of the performance bonus paid or payable to the Executive pursuant to Section 5(b) above with respect to the immediately

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

preceding fiscal year multiplied by the number of completed months of the current fiscal year that have elapsed as of the date of the termination. In the case of a severance payment payable under sub-section (e) above, this additional sum shall be payable by equal installments over the same period as the severance payment is paid (and subject to deductions for withholding and applicable employment taxes). In the case of a severance payment payable under sub-section
(f) above, this additional sum shall be payable at the same time as the severance payment is paid (and subject to deductions for withholding and applicable employment taxes).

     7. Confidential Information/Trade Secrets. The Executive, in performing his duties hereunder will have access to and become acquainted with information concerning the Bank, REB, their respective shareholders, directors, officers, employees and affiliates, and their respective services, operations, financial, personnel, marketing, pricing and other proprietary information (whether or not in tangible form). All such information will be confidential and/or constitute the trade secrets of Company or REB. The Executive further agrees as follows:

          (a)  Agreement  not to  Disclose.  The  Executive  agrees  he will not misuse, misappropriate, publish, discuss or otherwise disclose any such confidential information on trade secrets, directly or indirectly, to any other person or entity, or use the same in any way, except as required for the benefit of Company and REB in the course of his employment with the Bank.

          (b) Unfair Competition. The unauthorized use or disclosure of any such
confidential   information   and/or  trade  secrets  shall   constitute   unfair
competition.

          (c) Injunctive Relief. Any violation by the Executive of any of the provisions of this Section 7 would result in irreparable injury to the Bank, and the Bank shall be entitled to injunctive relief to prevent or terminate such violation in addition to any other rights and remedies which may be available to the Bank at law or in equity.

     8. Miscellaneous.

          (a) Waivers. Any waiver of this Agreement shall be effective only if in writing and signed by the parties hereto. Any waiver of a breach of any provision hereof shall not operate as or be construed as a waiver of any subsequent breach of the same provision or any other provision hereof.

          (b) Amendments. No amendments, modifications or additions to this Agreement shall be binding unless in writing and signed by both parties.

          (c) Binding Effect. Except as may be otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

          (d) Applicable Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of California.

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

          (e) Severability. In the event any provision or portion of a provision of this Agreement is held to be invalid, void or unenforceable, the rest of the Agreement shall, nonetheless, remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (g) Entire Agreement. This Agreement together with the Bank's Employee Handbook and Code of Ethics constitutes the entire agreement between the parties and supersedes all prior understandings or agreements, previous negotiations, and any letters, memos, and/or memoranda of understanding with respect to the subject matter of this Agreement. If any conflict arises between the terms of this Agreement and the Bank's Employee Handbook, the terms of this Agreement shall prevail.

          (h) Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to the Executive at his residence maintained on the Bank's records, or to the Bank at its executive offices, or such other addresses as either party shall notify the other in accordance with the above procedure.

          (i) Legal Advice. Before signing this Agreement,  the Executive either
(i) consulted with and obtained advice from his independent legal counsel in respect to the legal nature and operation of this Agreement, including its impact on his rights, privileges and obligations, or (ii) freely and voluntarily decided not to have the benefit of such consultation and advice with legal counsel.

          (j) Interpretation. If any claim is made by any party hereto relating to any conflict, omission or ambiguity of this Agreement, no presumption or burden of proof or persuasion shall be implied by reason of the fact that this Agreement was prepared by or at the request of any particular party hereto or such party's counsel.

          (k) Dispute Resolution - Arbitration. The Executive and the Bank agree that any and all disputes, claims or controversies arising out of or relating to the Executive's employment with the Bank, including but not limited to claims of harassment, discrimination, retaliation and wrongful termination, that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS , or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either the Bank or the Executive may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Employment Arbitration Rules ("Arbitration Rules") in effect at the time of filing of the demand for arbitration, and California Code of Civil Procedure
Section 1282 et seq. (the "Code"), as amended. Specifically, the rights of discovery shall be governed by Code of Civil Procedure Section 1283.05. To the extent there exists an inconsistency between the Arbitration Rules and the Code, the Code shall apply. The Executive and the Bank will

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

cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The Executive and the Bank covenant that they shall participate in the arbitration in good faith, and that they shall share equally in its costs, so long as the costs do not exceed those required in a court action. Excess costs shall be borne by the Bank to the extent required by law. Notwithstanding anything to the contrary provided in the Arbitration Rules, the arbitrator shall issue written findings of fact and conclusions of law, in accordance with California law. All findings of fact shall be final and non-appealable, except as provided by the Arbitration Rules. Findings of law shall be appealable. The provisions of this Section 8(k) may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees, and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered. Should any provision of this policy or the procedures included herein be determined by an arbitrator or a court of competent jurisdiction to be unenforceable, illegal or invalid, such term or provision shall be enforced to the extent permissible under law and all remaining terms and provisions of this policy shall continue in full force and effect. By agreeing to have all disputes, claims or controversies arising out of or relating to this employment resolved through arbitration, the Executive understands that he is giving up any rights he might possess to have those matters litigated in a court or jury trial, including the right to appeal except to the extent provided herein and specifically required by law. The Executive understands that if he refuses to submit a claim to arbitration after agreeing to this provision, he may be compelled to arbitrate under state law. The Executive hereby confirms that he has read and understand the foregoing and agrees to submission of all disputes, claims or controversies arising out of or relating to this Agreement and his employment to mandatory arbitration in accordance with this Agreement and that his agreement to this arbitration provision is voluntary.

AS WITNESS WHEREOF the parties have entered into this Agreement as of the Commencement Date.


Bank:                  NATIONAL BANK OF THE REDWOODS,
                       a National Banking Association

                       By: /s/ Patrick W. Kilkenny 12-1-03
                       Name: PATRICK W. KILKENNY
                       Title: Chairman


Executive:  /s/ Stephen A. Fleming
            STEPHEN A. FLEMING




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